UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2025

NATIONAL HEALTHCARE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-13489	52-2057472
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Vine Street
Murfreesboro, Tennessee	37130
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (615) 890-2020

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.1 par value	NHC	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01         Other Events.

National HealthCare Corporation’s (“NHC”) wholly-owned subsidiary, NHC/OP, L.P. (the “Tenant”), is the tenant under a Master Agreement to Lease with National Health Investors, Inc. (the “Landlord”) dated October 17, 1991, as amended (the “Master Lease”), of thirty-two (32) skilled nursing facilities and three (3) independent living facilities (collectively, the “Leased Property”). On July 29, 2025, the Tenant received a letter from the Landlord notifying the Tenant of allegations it was not in compliance with four non-monetary provisions of the Master Lease and requesting compliance by August 29, 2025.

The Tenant’s legal counsel sent the Landlord’s legal counsel a letter dated August 15, 2025 stating the Tenant’s belief that the Tenant was in compliance with the Master Lease and requesting clarifying information so that it could expeditiously and adequately address any alleged potential non-compliance with the Master Lease.

The Landlord’s counsel’s first substantive response to the August 15, 2025 letter was a letter dated September 8, 2025 formally alleging the Tenant is in default under the Master Lease as a result of the Tenant’s non-compliance with the same four non-monetary provisions of the Master Lease, stating that the cure period under the Master Lease (discussed below) was commencing, and stating that failure to cure the alleged defaults within thirty (30) days would result in an “Event of Default” under the Master Lease, entitling the Landlord to pursue any and all remedies under the Master Lease. The September 8, 2025 letter also included limited clarification on the allegations made in the July 29, 2025 letter.

Pursuant to Section 9.01(c) of the Master Lease, an “Event of Default” occurs with respect to the areas of alleged non-monetary non-compliance, if such non-compliance continues for a period of thirty (30) days after written notice is given to the Tenant by the Landlord; or, if by reason of the nature of such non-compliance, it cannot be remedied within thirty (30) days, the Tenant fails to proceed with reasonable diligence (satisfactory to the Landlord) after receipt of the notice to cure the alleged non-compliance.

The Tenant continues to dispute that the alleged areas of non-monetary non-compliance represent a default under the Master Lease and believes that any areas that do represent non-compliance are subject only to the obligation to proceed with reasonable diligence to cure the alleged non-compliance, and that the Tenant has so proceeded. The Tenant continues to review the allegations and has been and intends to continue to remain in communication with the Landlord and the Landlord’s counsel concerning the Landlord’s allegations.

As previously disclosed in NHC’s quarterly and annual reports with the Securities and Exchange Commission, the current term of the Master Lease ends December 31, 2026. The Tenant has two remaining contractual options to renew the Master Lease for 5-year periods commencing January 1, 2027 and January 1, 2032, with a base rent for each renewal term equal to the fair rental value of the Leased Property as negotiated between the parties, without including any value attributable to improvements to the Leased Property voluntarily made by the Tenant at its expense. The Tenant also has a right of first refusal to purchase any of the Leased Property should the Landlord receive a bona fide third party offer to purchase any Leased Property during the term of the Master Lease or up to 6 months after termination of the Master Lease.

Prior to the Landlord’s initial July 29, 2025 letter, the Tenant began negotiations with the Landlord concerning the Master Lease and intends to continue these negotiations while addressing the non-monetary matters alleged in the September 8, 2025 letter. There is no assurance that the Tenant and the Landlord will reach a mutually acceptable agreement with respect to disputed matters related to the Master Lease or that any disputes not resolved through agreement will be resolved in favor of NHC. Any termination of the Master Lease that deprives NHC of the benefit of the continuing right to occupy the Leased Property through the renewal terms of the Master Lease could have a material adverse impact on NHC’s financial position and results of operations.

Forward-Looking Statements

Statements in this Form 8-K that are not historical facts are “forward–looking statements” as that term is defined by the Private Securities Litigation Reform Act of 1995. All statements regarding NHC’s intentions and expectations concerning the Master Lease, the properties subject thereto and discussions and negotiations with National Health Investors, Inc. (“NHI”), and similar statements including, without limitations, those containing words such as “believes”, “anticipates”, “expects”, “intends”, “estimates”, “plans”, and other similar expressions, are forward–looking statements. NHC cautions investors that any forward-looking statements made involve risks and uncertainties and are not guarantees of future performance. The risks and uncertainties include the future actions of NHI, which NHC does not control, and the outcomes of any disputes or litigation that may occur between NHC and NHI, which are inherently uncertain. Other risks and uncertainties are detailed from time to time in reports filed by NHC with the Securities and Exchange Commission, including its Form 10-K for the year ended December 31, 2024 and its Form 10-Q for the quarter ended June 30, 2025.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:         September 12, 2025

NATIONAL HEALTHCARE CORPORATION

By:	/s/ Stephen F. Flatt
Name:	Stephen F. Flatt
Title:	Chief Executive Officer